                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
OSI Pharmaceuticals, Inc.:


We consent to the incorporation by reference of our report dated November 17, 2003 with respect to the consolidated balance sheets of OSI Pharmaceuticals, Inc. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2003, and to the reference to our firm under the heading "Experts" in this Registration Statement on Form S-3 and related prospectus.

As discussed in notes 1(j) and 8 to the consolidated financial statements, the Company fully adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" in 2003 and adopted provisions of SFAS No. 141, "Business Combinations" and SFAS No. 142 for acquisitions consummated on or after July 1, 2001.

As discussed in note 10 to the consolidated financial statements, the Company early adopted Statement of Financial Accounting Standards No. 145 "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" relating to the classification of the effect of early debt extinguishments in 2002.


/s/ KPMG LLP

KPMG LLP


Melville, New York
November 10, 2004